Exhibit 99.1



                  CONSENT AND SEVENTH AMENDMENT


          This CONSENT AND SEVENTH AMENDMENT (this "Consent") is entered into as of the 5th day of June 1997, by and among TALLEY MANUFACTURING AND TECHNOLOGY, INC., a Delaware corporation (the "Borrower"), the lenders parties to the Loan Agreement referred to below (the "Lenders"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation, as agent (the "Agent") for the Lenders.


                       W I T N E S S E T H:


          WHEREAS, the Borrower, the Agent and the Lenders have heretofore entered into a Loan and Security Agreement dated October 22, 1993, as amended (the "Loan Agreement");

          WHEREAS, the Borrower has formed Talley International Sales Corporation, a Barbados corporation ("TISC"), and the Borrower has purchased one share of the stock of TISC for a purchase price of $1.00 (the "TISC Stock") such that TISC is a wholly-owned subsidiary of the Borrower (the "TISC Formation");

          WHEREAS, TISC has filed an election with the Internal
Revenue Service for the purpose of being treated as a Foreign Sales Corporation ("FSC") as that term is defined in Section 922 of the Internal Revenue Code;

          WHEREAS, the Borrower intends to cause TISC to act as agent for all of the export sales of the Subsidiaries (other than Talley Canada, Inc.), and, in return, TISC will earn commissions to be payable by the Subsidiaries (the "TISC Commissions");

          WHEREAS, the Borrower intends to cause TISC to subcontract certain of its responsibilities as agent to each of the Subsidiaries (the "TISC Subcontracted Services");

          WHEREAS, each of the Subsidiaries intends to charge TISC certain fees for the performance of the TISC Subcontracted Services (the "TISC Service Fees") and any TISC Service Fees payable by TISC to a Subsidiary will be deducted from any TISC Commissions payable by such Subsidiary to TISC;

          WHEREAS, the TISC Formation, the earning and collection of the TISC Commissions, the subcontracting of the TISC Subcontracted Services and the payment of the TISC Service Fees (collectively, the "TISC Operations" and, together with the TISC Formation, the "TISC Formation and Operations") require the written





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consent of the Agent and the Required Lenders, and the Borrower has
requested that the Agent and the Required Lenders so consent;

          WHEREAS, the Agent and the Required Lenders are willing to consent to the TISC Formation and Operations on the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

          1.   Definitions.   Capitalized terms used herein and not
defined herein shall have the respective meanings given to such terms in the Loan Agreement.

          2. Consent. The Agent and the Required Lenders hereby consent, effective as of January 23, 1997, to the TISC Formation and Operations; provided, however, that such consent is subject to the following conditions:

               2.1. The TISC Formation and Operations shall substantially conform to the terms set forth in the letter from Kenneth May to Alan M. Christenfeld, Esq., dated February 21, 1997, a copy of which is attached hereto as Exhibit A;

               2.2. Within thirty (30) days after the end of each fiscal quarter of the Borrower, (i) the Borrower shall cause TISC to declare and to pay to the Borrower a dividend in an amount equal to the lesser of (a) the excess of the cash and cash equivalents reflected on TISC's balance sheet at the end of such fiscal quarter over $750,000 and (b) the maximum amount permitted by applicable law or (ii) the Borrower shall cause TISC to make a loan to the Borrower in an amount equal to the excess of the cash and cash equivalents reflected on TISC's balance sheet at the end of such fiscal quarter over $750,000, such loan to be repaid in full by the Borrower within sixty (60) days after the end of the fiscal year of the Borrower, provided, however, that within thirty (30) days following the repayment of such loan by the Borrower, the Borrower shall cause TISC to declare and to pay to the Borrower a dividend in an amount equal to the lesser of (x) the amount of such loan repayment and (y) the maximum amount permitted by applicable law. The parties hereto agree that any dividend or loan made by TISC to the Borrower pursuant to this Section 2.2 may at any time exceed the amount required under this Section 2.2.

               2.3. TISC is established in accordance with, and at all times maintains its qualification as an FSC under,



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          Sections 921 through 927 of the Internal Revenue Code and
          the rules and regulations promulgated thereunder;

               2.4. TISC shall not, at any time, have any material assets other than claims for and proceeds of the TISC
          Commissions;

               2.5. TISC shall not, at any time, have any material liabilities other than obligations in respect of the TISC Service Fees and the TISC Commissions;

               2.6. TISC shall not, at any time, conduct any material business other than the TISC Operations as described herein and in Exhibit A attached hereto;

               2.7. Such consent is strictly limited to the facts set forth herein and in Exhibit A attached hereto; and

               2.8. All other conditions set forth in Section 6 hereof shall have been satisfied.

          3. Springing Stock Pledge. Upon the failure by the Borrower to satisfy the conditions set forth in Section 2.2 of this Consent or upon the occurrence of any other Default, Event of Default or Subsidiary Event of Default, the Borrower shall, at the request of the Agent and as security for the payment and performance of all Obligations, deliver, pledge and assign to the Agent, for its benefit and the ratable benefit of the Lenders, a first priority security interest in all of the Borrower's right, title and interest in and to the TISC Stock, together with all of the Borrower's rights and privileges with respect thereto. The Borrower shall provide to the Agent such other agreements, financing statements, opinions, certificates, representations, instruments and other documents as the Agent may reasonably require in connection with the stock pledge, all in form and substance satisfactory to the Agent.

          4. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that (i) the execution, delivery and performance of this Consent, and the other documents and instruments to be executed and delivered in connection herewith by the Borrower and the Subsidiaries are within their respective corporate powers and have been duly authorized by all necessary corporate action, (ii) no consent, approval, authorization of, or declaration or filing with, any governmental or public authority, and no consent of any other Person, is required in connection with the execution, delivery and performance of this Consent and the other documents and instruments to be executed and delivered in connection herewith by the Borrower and the Subsidiaries, except for this Consent and those others already duly obtained, (iii) this Consent and the Confirmation of Loan Documents set forth below have been duly executed by the Borrower and the Subsidiaries, respectively, and constitute the legal, valid and binding obligation of the Borrower and the Subsidiaries, as the case may be, enforceable against them in accordance with their terms, (iv) the execution, delivery and performance by the Borrower and the Subsidiaries of this Consent and the Confirmation of Loan Documents, respectively, and the other documents and instruments to be executed and delivered in connection herewith by the Borrower do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of the Borrower or any of the Subsidiaries (other than Liens the creation of which are expressly contemplated hereunder) by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which the Borrower or any Subsidiary is a party or which is binding upon it, (b) any requirement of law applicable to the Borrower or the Subsidiaries or (c) the Certificate or Articles of Incorporation or By-Laws of the Borrower or the Subsidiaries, and (v) no event has occurred and is continuing which constitutes a Default, an Event of Default or a Subsidiary Event of Default.

          5. Amendments to Loan Agreement. Immediately after the consummation of the transactions contemplated hereby, the Loan
Agreement shall be amended in the following respect:

          5.1. The definition of the term "Non-Operating
Subsidiaries" set forth in Section 1.1 of the Loan Agreement shall be amended in its entirety to read as follows:

          "Non-Operating Subsidiaries" shall mean individually and in the aggregate Merrick Corporation, Stencel Aero Engineering Corporation, The Waterbury Button Company, Talley International Investment Corporation, Talley Automotive Products, Inc., McMullen Industries, Inc., Dimetrics International Inc., WDC, Inc., Talley Canada, Inc. and Talley International Sales Corporation.

          5.2. The following words shall be inserted at the beginning of Schedule 9.20 of the Loan Agreement:

               Borrower

               Certain amounts loaned to the Borrower by Talley International Sales Corporation, as contemplated by the terms of the Consent and Seventh Amendment, dated June 5, 1997, by and among the Borrower, the Lenders and the Agent.

          6. Conditions to Effectiveness. This Consent shall be effective as of the date first above written upon satisfaction of the following conditions precedent:

               6.1. Execution of this Consent. The Agent shall have received a copy of this Consent duly executed by the




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          Borrower and the Lenders constituting the Required
          Lenders;

               6.2. Confirmation of Loan Documents.  Each of the
          Subsidiaries shall have executed the Confirmation of Loan Documents set forth below;

               6.3. No Defaults. No Default, Event of Default or Subsidiary Event of Default shall have occurred and be existing before this Consent shall have become effective, and no Default, Event of Default or Subsidiary Event of Default shall result, occur or exist immediately after this Consent shall have become effective; and

               6.4. Representations and Warranties True. The representations and warranties contained herein, in the Loan Agreement and in all other Loan Documents (other than representations and warranties that expressly speak only as of a specified different date) shall be true and correct both as of the date hereof and immediately after giving effect to this Consent.

          7.   Reference to and Effect on Loan Documents.

               7.1.      Except as specifically modified herein,
all of the terms of the Loan Agreement and the Subsidiary Loan
Agreements shall remain unchanged and in full force and effect.

               7.2. Except as expressly set forth herein, the execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under the Loan Agreement, any Subsidiary Loan Agreement or any of the other Loan Documents, nor constitute a waiver of any Default, Event of Default or Subsidiary Event of Default, or a consent to any noncompliance with any provision of the Loan Agreement, any Subsidiary Loan Agreement or any of the other Loan Documents.

          8. Execution in Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (including delivery by telecopier) shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          9.   GOVERNING LAW.  THIS CONSENT SHALL BE GOVERNED BY,
AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          10. Headings. Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent or be given any substantive effect.



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          IN WITNESS WHEREOF, the parties hereto have caused this
Consent to be executed and delivered by their proper and duly authorized officers as of the date set forth above.

                TALLEY MANUFACTURING AND TECHNOLOGY, INC.

                By: s/s  Mark S. Dickerson
                    ----------------------------
                Name:  Mark S. Dickerson
                Title: Vice President


                TRANSAMERICA BUSINESS CREDIT CORPORATION, as Agent

                By: s/s  Michael Burns
                    ----------------------------
                Name:  Michael Burns
                Title: Vice President


                LENDERS:

                TRANSAMERICA BUSINESS CREDIT CORPORATION

                By: s/s  Michael Burns
                    ----------------------------
                Name:  Michael Burns
                Title: Vice President


                AMERICAN NATIONAL BANK AND TRUST COMPANY
                     OF CHICAGO

                By: s/s  Elizabeth J. Limpert
                    ----------------------------
                Name:  Elizabeth J. Limpert
                Title: First Vice President


                NATIONAL BANK OF CANADA

                By: s/s  Thomas H. Hopkins
                    ----------------------------
                Name:  Thomas H. Hopkins
                Title: Vice President


                By: s/s  Beth A. Pease
                    ----------------------------
                Name:  Beth A. Pease
                Title: Vice President





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

                  CONFIRMATION OF LOAN DOCUMENTS


          Each of the undersigned hereby consents to the execution and delivery of the foregoing Consent. Each of the undersigned hereby confirms that each of the Loan Documents to which it is a party shall remain in full force and effect on the terms provided therein and that each reference in the Loan Documents to the "Loan Agreement" shall be a reference to the Loan Agreement as modified by the Consent. Each of the undersigned further confirms that there exists no Default or Event of Default (as defined in the Subsidiary Loan Agreement to which it is a party) and that all representations and warranties made by it in the Loan Documents to which it is a party are true and correct as though made on and as of the date hereof (other than representations and warranties that expressly speak only as of a specified different date).


Dated:  As of June 5, 1997


                              AMCAN SPECIALTY STEELS, INC.;
                              DIMETRICS, INC.; ELECTRODYNAMICS,
                              INC.; JOHN J. McMULLEN ASSOCIATES,
                              INC.; PORCELAIN PRODUCTS CO.; ROWE
                              INDUSTRIES, INC.; TALLEY AUTOMOTIVE
                              PRODUCTS, INC.; TALLEY DEFENSE
                              SYSTEMS, INC.; TALLEY INTERNATIONAL
                              INVESTMENT CORPORATION; TALLEY
                              METALS TECHNOLOGY, INC.; TALLEY
                              TECHNOLOGY, INC.; UNIVERSAL
                              PROPULSION COMPANY; WATERBURY
                              COMPANIES, INC.; WDC, INC.;


                              By: s/s  Mark S. Dickerson
                                  ---------------------------
                              Name:  Mark S. Dickerson
                              Title: Secretary



















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                            EXHIBIT A

                     THE TISC PROPOSAL LETTER


                          See Attached.